As filed with the Securities and Exchange Commission on September 27, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KORN/FERRY INTERNATIONAL

(Exact name of Registrant as Specified in Its Charter)

Delaware	95-2623879
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1900 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address, including Zip Code, and Telephone Number,

including Area Code, of Registrant’s Principal Executive Offices)

KORN/FERRY INTERNATIONAL PERFORMANCE AWARD PLAN

(Full Title of Plan)

Gary D. Burnison

1900 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(310) 552-1834

(Name, address, zip code, and telephone number,

including area code, of agent for service)

Copy to:

Timothy J. Hart, Esq.

Gibson, Dunn & Crutcher LLP

2029 Century Park East

Los Angeles, California 90067-3026

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee
Common Stock, par value $0.01 per share	3,000,000	$16.57	$49,695,000	$1,525.64

*	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based on the average of the high and low prices of the Common Stock of Korn/Ferry International (the “Registrant”) as reported on The New York Stock Exchange on September 21, 2007.

EXPLANATORY STATEMENT

Pursuant to General Instruction E to Form S-8, this Registration Statement registers additional securities of the same class as other securities for which a registration statement, also filed on Form S-8 and relating to the Korn/Ferry International Performance Award Plan, is effective. Therefore, this Registration Statement consists only of the following: the facing page, the required statement (regarding incorporation by reference) set forth below, information required to be in the Registration Statement that is not in the earlier registration statements, the required opinions and consents, and the signature page.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s earlier registration statements on Form S-8, Registration No. 333-73147 filed with the Securities and Exchange Commission (the “Commission”) on March 1, 1999 and the post-effective amendment to that Form S-8 filed with the Commission on October 26, 1999 and the Registration No. 333-49580 filed with the Commission on November 9, 2000. After giving effect to this filing, an aggregate of 16,000,000 shares of the Registrant’s Common Stock will have been registered for issuance pursuant to the Korn/Ferry International Performance Award Plan. In addition, the following documents filed with the Commission are hereby incorporated by reference into this Registration Statement:

a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2007, filed with the Commission on June 29, 2007;

b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2007 filed with the Commission on September 10, 2007;

c)	the Registrant’s Current Report on Form 8-K filed with the Commission on June 11, 2007; and

d)	the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement filed with the Commission on November 3, 2000 on Form S-3 pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

See the attached Exhibit Index that follows the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Korn/Ferry International, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 27th day of September, 2007.

KORN/FERRY INTERNATIONAL

By:	/s/ Gary D. Burnison
Gary D. Burnison
Chief Executive Officer and Director

We, the undersigned officers and directors of Korn/Ferry International, do hereby constitute and appoint Peter L. Dunn and Gary D. Burnison, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us and in each of our names, places and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his/her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul C. Reilly	Chairman of the Board	September 27, 2007
Paul C. Reilly

/s/ Gary D. Burnison	Chief Executive Officer and Director	September 27, 2007
Gary D. Burnison

/s/ James E. Barlett	Director	September 27, 2007
James E. Barlett

/s/ Frank V. Cahouet	Director	September 27, 2007
Frank V. Cahouet

/s/ Patti S. Hart	Director	September 27, 2007
Patti S. Hart

Signature	Title	Date

/s/ Edward D. Miller	Director	September 27, 2007
Edward D. Miller

/s/ Ihno Schneevoigt	Director	September 27, 2007
Ihno Schneevoigt

/s/ Gerhard Schulmeyer	Director	September 27, 2007
Gerhard Schulmeyer

/s/ Ken Whipple	Director	September 27, 2007
Ken Whipple

/s/ Harry L. You	Director	September 27, 2007
Harry L. You

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Gibson, Dunn & Crutcher LLP as to the validity of the Common Stock.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5.1).

24	Power of Attorney (included on signature page).